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Exhibit (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports dated December 1, 1998, which are incorporated by reference, in this Registration Statement (Form N-1A No. 811-9086) of Waterhouse Investors Family of Funds, Inc.

ERNST & YOUNG LLP

New York, New York

December 9, 1998